Exhibit 4(a)(1)


                              MILTOPE GROUP INC.


                  1995 STOCK OPTION AND PERFORMANCE AWARD PLAN

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                        Effective as of April 11, 1995

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                                  MILTOPE GROUP INC.
                     1995 STOCK OPTION AND PERFORMANCE AWARD PLAN

                                     INTRODUCTION

               Miltope Group Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "Miltope Group Inc. 1995 Stock Option and Performance Award Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and Performance Shares.

               The Plan shall become effective on April 11, 1995. However, it shall be rendered null and void and have no effect, and all Plan Awards granted hereunder shall be canceled, if the Plan is not approved by a majority vote of the Corporation's Stockholders within twelve (12) months of such date.

               The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's stockholders, customers and employees, by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, and retain the services of, participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

               The Plan also provides pay systems that support the Corporation's business strategy and emphasizes pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, operating unit, business unit and/or individual levels.

                                     DEFINITIONS

               For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

               (a)  "Code" shall mean the Internal Revenue Code of 1986, as
                     ----
     amended, and the rules and regulations thereunder.

               (b)  "Committee"  shall mean  the Stock  Option Committee  of the
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     Board of Directors of the Corporation.

               (c)  "Common Stock" shall mean the common stock, par value $0.01
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     per share, of the Corporation.

               (d)  "Corporation" shall mean Miltope Group Inc., a Delaware
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     corporation.

               (e)  "Disability" shall have the same meaning as the term
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     "permanent and total disability" under Section 22(e)(3) of the Code.

               (f)  "Exchange  Act" shall  mean the  Securities Exchange  Act of
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     1934, as amended, and the rules and regulations thereunder.

               (g)  "Fair Market Value" of the Corporation's Common Stock on a
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     Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected
     from time  to time by the  Corporation for that purpose.   In addition, for
     purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in
     the   over-the-counter   market,   a   business  day   during   which   the
     over-the-counter market was  open for  trading and at  least one  "eligible
     dealer"  quoted  both a  bid  and asked  price for  the  Common Stock.   An
     "eligible   dealer" for any day  shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

               (h)  "Good Cause" shall mean (i) a Participant's willful or gross
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     misconduct or willful or gross negligence  in the performance of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Participant of such notice, (ii) a Participant's intentional or habitual neglect of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such neglect, or (iii) a Participant's theft or misappropriation of funds of the Corporation or of any Parent or Subsidiary or commission of a felony.

               (i)  "Incentive  Stock   Option"  shall   mean  a   stock  option
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     satosfying the requirements for tax-favored treatment under Section 422 of the Code.

               (j)  "Non-Qualified Option" shall mean a stock option which does
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     not satisfy the requirements for tax-favored treatment under Section 422 of the Code.

               (k)  "Option" shall mean an Incentive Stock Option or a Non
                     ------
     Qualified Stock Option granted pursuant to the provisions of Section V hereof.

               (l)  "Optionee"    shall mean  a  Participant who  is  granted an
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     Option under the terms of this Plan.

               (m)  "Parent" shall mean a parent corporation of the Corporation
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     within the meaning of Section 424(e) of the Code.

               (n)  "Participant" shall mean any employee or other individual
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     participating under the Plan.

               (o)  "Performance Share" shall mean a Plan Award granted pursuant
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     to the  provisions of Section  VII hereof, with such  Award nominally being based upon the performance of the Corporation's Common Stock.

               (p)  "Performance Unit" shall mean  a Plan Award granted pursuant
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     to the provisions of  Section VII hereof, which Award may be based upon any factor set forth under such Section.

               (q)  "Plan Award" shall mean an Option, Performance Share,
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     Performance Unit or Restricted Stock granted pursuant to the  terms of this
     Plan.

               (r)  "Restricted  Stock" shall mean a grant of one or more shares
                     ----------------
     of Common Stock subject to certain restrictions as provided under Section VII hereof.

               (s)  "Section 16" shall mean  Section 16 of the Exchange  Act and
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     the rules and regulations promulgated thereunder.

               (t)  "Securities Act" shall mean the Securities Act of 1933, as
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     amended, and the rules and regulations thereunder.

               (u)  "Subsidiary" shall mean a subsidiary corporation of the
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     Corporation within the meaning of Section 424(f) of the Code.

                                      SECTION I
                                    ADMINISTRATION

               The Plan shall be  administered by the Committee, which  shall be composed of at least two directors who meet the requirements of disinterested administrators under Section 16. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of
     Section IV of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee. This Plan is intended to be a bifurcated plan. The references to Section 16 contained herein are intended to apply only to the extent necessary for the Plan to comply with Rule 16b-3 under Section 16 and only as to those insiders of the Corporation who are deemed to be Section 16 insiders.

                                      SECTION II
                                   SHARES AVAILABLE

               Subject to the adjustments provided in Section IX of the Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under the Plan shall be five hundred thousand (500,000) shares. Shares of Common Stock underlying awards of securities (derivative or not) and shares of Common Stock awarded hereunder (whether or not on a restricted basis) shall be counted against the limitation set forth in the immediately preceding sentence and may be reused (e.g., in the event that
                                                         ----
     an Option or an award of shares of Common Stock on a restricted basis under the Plan to any individual expires, is terminated unexercised, or is forfeited as to any shares covered thereby), however, with respect to Plan Awards made to Section 16 insiders, shares of Common Stock may be reused only to the extent permitted under Section 16. To the extent that a Stock Appreciation Right included in an Option is exercised, such Option shall be deemed to have been exercised.
     Incentive and Non-Qualified Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock and Performance Units awarded under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

                                     SECTION III
                                     ELIGIBILITY

               Present and future management and key employees (including management or key employees who are also directors) of the Corporation, or of any Parent or Subsidiary, who are regularly employed on a salaried basis as common law employees shall be eligible to participate in the Plan.

                                      SECTION IV
                                AUTHORITY OF COMMITTEE

               The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with the Exchange Act, to the extent such compliance is required, and, subject to the Code, shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. Subject to the provisions of Section XIII hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive, and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Plan Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the purchase price or exercise price of each Plan Award, the period(s) during which such Plan Award shall be exercisable (whether in whole or in part), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical). In addition, the authority of the Committee shall include without limitation the following:

               (a)  Financing.  The arrangement of temporary financing for an
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     Optionee by  registered broker-dealers, under the rules  and regulations of the Federal Reserve Board, for the purpose of assisting the Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

               (b)  Procedures for Exercise of Option.  The establishment of
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     procedures for an Optionee (i) to exercise  an Option by payment of cash or any other property acceptable to the Committee, (ii) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the option exercise price of the total number of shares of Common Stock to be acquired, (iii) to exercise all or a portion of an Option by delivering that number of shares of Common Stock already owned by him having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where a Option is not exercised in its entirety, to permit the Optionee to deliver the shares of Common Stock thus acquired by him in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Common Stock in payment of the exercise price of the entire option, together with such cash as shall be paid in respect of fractional shares and (iv) to engage in any form of "cashless" exercise.

               (c)  Withholding.  The establishment of a procedure whereby a
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     number  of shares of Common Stock or  other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option, Stock Appreciation Right or other grant or award, as applicable, or for the tender of shares of Common Stock owned by the Participant to meet the obligation of withholding for taxes incurred by the Optionee upon such exercise.

               (d)  Types of Plan Awards.  The Committee may grant awards in the
                    --------------------
     form  of one  or more  of the  following: (i)  Incentive Stock  Options and
     Non-Qualified Stock Options (described in Section V), (ii) Stock Appreciation Rights (described in Section VI), (iii) grants of Restricted Stock (described in Section VII), (iv) Performance Share Awards (described in Section VII) and (v) Performance Units (described in Section VII).

                                      SECTION V
                                    STOCK OPTIONS

               The Committee shall have the authority, in its discretion, to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options. No Option shall be granted for a term of more than ten (10) years. Notwithstanding anything contained herein to the contrary, an Incentive Stock Option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also such a common law employee. The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however,
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     that the Options granted under the Plan shall be subject to the following:

               (a)  Exercise Price.  The Committee shall establish the exercise
                    --------------
     price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the exercise price for each share
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     of Common Stock purchasable under any Incentive Stock Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock
     Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the date the Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section IX of the Plan.

               (b)  Payment of Exercise Price.  The price per share of Common
                    -------------------------
     Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or, upon the discretion of the Committee, pursuant to any of the methods set forth in Sections IV(a) or (b) hereof. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

               (c)  Exercisability of Options.  Each Option shall be exercisable
                    -------------------------
     in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

               (d)  Expiration of Options.  No Option by its terms shall be
                    ---------------------
     exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an Incentive Stock Option
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     granted to a person who, at the time such Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

               (e)  Exercise Upon  Death of Optionee.  Subject to the provisions
                    --------------------------------
     of Section V(h) hereof, in the event of the death of the Optionee prior to his termination of employment (or within three (3) months after his termination of employment other than for Good Cause) with the Corporation or with any Parent or Subsidiary, his estate (or other beneficiary, if so designated in writing by the Participant) shall have the right, within one
     (1) year after the date of death (but in no case after the expiration date of the Option(s)), to exercise his Option(s) with respect to the shares of Common Stock as to which the deceased Optionee had not exercised his Option at the time of his death, and only to the extent such Option or Options were exercisable at such time.

               (f)  Exercise Upon Disability of Optionee.  Subject to the
                    ------------------------------------
     provisions of Section V(h) hereof, if the employment by the Corporation or by any Parent or Subsidiary of an Optionee is terminated because of Disability, he shall have the right, within one (1) year after the date of such termination (but in no case after the expiration of the Option(s)), to exercise his Option(s) with respect to the shares of Common Stock as to which he had not exercised his Option at the time of such termination, and only to the extent such Option or Options were exercisable at such time.

               (g)  Exercise Upon Optionee's Termination of Employment. Except
                    --------------------------------------------------
     as provided in the following sentence, if the employment of an Optionee by the Corporation or by any Parent or Subsidiary is terminated for any reason other than those specified in Sections V(e) and (f) above, he shall have the right, within three (3) months after the date of such termination (but in no case after the expiration date of the Option(s)), to exercise his Option(s) only with respect to that number of shares of Common Stock that he was entitled to purchase pursuant to Options that were exercisable immediately prior to such termination. Notwithstanding the provisions of the immediately preceding sentence, if an Optionee's employment is terminated by the Corporation or by any Parent or Subsidiary for Good Cause then the Optionee shall, at the time of such termination of employment, forfeit his rights to exercise all of such Option(s).

               (h)  Maximum Amount of Incentive Stock Options.  Each Plan Award
                    -----------------------------------------
     under which Incentive Stock Options are granted shall provide that to the extent the aggregate of the (i) Fair Market Value of the shares of Common Stock (determined as of the time of the grant of the Option) subject to such Incentive Stock Option and (ii) the fair market values (determined as of the date(s) of grant of the options) of all other shares of Common Stock subject to incentive stock options granted to an Optionee by the
     Corporation or any Parent or Subsidiary, which are exercisable for the first time by any person during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchased pursuant to Incentive Stock Options. The terms of the immediately preceding sentence shall be applied by taking options into account in the order in which they are granted.

                                      SECTION VI
                              STOCK APPRECIATION RIGHTS

               (a)  Tandem Stock Appreciation Rights.  The Committee shall have
                    --------------------------------
     the authority to grant Stock Appreciation Rights in tandem with an Option, either at the time of grant of the Option or by amendment. Each such Stock Appreciation Right shall be subject to the same terms and conditions as the related Option, if any, and shall be exercisable only at such times and to such extent as the related Option is exercisable; provided, however, that a
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     Stock Appreciation Right may be exercised  only when the Fair Market  Value of the Common Stock exceeds the exercise price of the related Option. A Stock Appreciation Right shall entitle the Optionee to surrender to the Corporation unexercised the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock (or cash, as provided below) having an aggregate value equal to the excess of the Fair Market Value of one share of the Common Stock of the Corporation on the day preceding the surrender of such Option over the exercise price per share of Common Stock multiplied by the number of shares of Common Stock provided for under the Option, or portion thereof, which is surrendered; provided, however, that no fractional shares shall be issued
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     of Common Stock (cash  being  delivered  to the  Participant  in  lieu  of
     such  fractional shares).   The number of shares of Common Stock which
     may be received pursuant to the exercise of a Stock Appreciation Right may not exceed the number of shares of Common Stock provided for under the Option, or portion thereof, which is surrendered. The Committee shall have the right, in its sole discretion, to approve an election by a Participant to receive cash in whole or in part in settlement of the Stock Appreciation Right. Within thirty (30) days following the receipt by the Committee of a request to receive cash in whole or in part in settlement of a Stock Appreciation Right, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such a request. A request to receive cash in whole or in part in settlement of a Stock Appreciation Right may provide that, in the event the Committee shall disapprove such request, such request shall be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.

               (b)  Freestanding Stock Appreciation Rights.  The Committee also
                    --------------------------------------
     shall have the authority to grant Stock Appreciation Rights unrelated to any Option that may be granted hereunder. Each such Stock Appreciation Right shall be subject to the terms and conditions as determined by the Committee. A Freestanding Stock Appreciation Right shall entitle the Optionee to surrender to the Corporation a portion or all of such rights and to receive from the Corporation in exchange therefor that number of shares of Common Stock (or cash, as provided below) having an aggregate value equal to the excess of the Fair Market Value of one share of the Common Stock of the Corporation on the day preceding the surrender of such Rights over the Fair Market Value per share of Common Stock (determined as of the date the Stock Appreciation Right was granted) multiplied by the number of Stock Appreciation Rights which are surrendered; provided, however, that no fractional shares of Common Stock shall be issued (cash being delivered to the Participant in lieu of such fractional shares). The Committee shall have the right, in its sole discretion, to approve an election by a Participant to receive cash in whole or in part in settlement of the Stock Appreciation Right. Within thirty (30) days following the receipt by the Committee of a request to receive cash in whole or in part in settlement of a Stock Appreciation Right, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such a request. A request to receive cash in whole or in part in settlement of a Stock Appreciation Right may provide that, in the event the Committee shall disapprove such request, such request shall be deemed to be an exercise of such Stock Appreciation
     Right for shares of Common Stock.

               (c) Exercise of Stock Appreciation Rights. If the Participant (i)
                   -------------------------------------
     voluntarily ceases to be an employee of the Corporation, or of any Parent or Subsidiary, with the written consent of the Committee, (ii) dies or becomes Disabled, (iii) terminates his employment with the Corporation or with any Parent or Subsidiary due to Retirement, or (iv) suffers an involuntary termination of his employment with the Corporation or with any Parent or Subsidiary for reasons other than Good Cause, the Plan Award earned under Section VI(b) with respect to any outstanding Freestanding Stock Appreciation Rights shall be determined as otherwise provided herein or in any agreement executed by the Corporation and such Participant hereunder. If the Participant ceases to be an employee of the Corporation or of any Parent or Subsidiary for any other reason, all Plan Awards granted hereunder and subject to restrictions shall be forfeited.

                                     SECTION VII
              PERFORMANCE SHARES, RESTRICTED STOCK AND PERFORMANCE UNITS

               The Committee shall have the authority to grant Performance Shares, Restricted Stock or Performance Units either separately or in combination with other Plan Awards. The terms and conditions of Performance Shares, Restricted Stock or Performance Units shall be determined from time to time by the Committee, without limitation, except as otherwise provided in the Plan. Furthermore:

               (a)  Services Rendered. Each such Plan Award shall be granted for
                    -----------------
     services rendered (or to be rendered) and at no additional cost to the Participant, provided, however, that the value of the services performed must, in the opinion of counsel to the Corporation, equal or exceed the par value of such shares of Common Stock to be granted to the Participant.

               (b)  Performance Account.  The Corporation shall establish a
                    -------------------
     performance account for each Participant to whom Performance Shares or Performance Units are granted, and the Performance Shares or Performance Units granted shall be credited to such account. Shares of Common Stock granted in the form of Restricted Stock, shall be registered in the name of the Participant and together with a stock power endorsed in blank, deposited with the Corporation at the time the account is credited.

               (c)  Duration of Performance or Restriction Period.  The duration
                    ---------------------------------------------
     of the performance or restriction period shall be determined by the Committee at the time each such grant is made. More than one grant may be outstanding at any one time, and performance or restriction periods may be of different lengths. With respect to Restricted Stock, the Participant shall generally have the rights and privileges of a stockholder of the Corporation as to such shares, including the right to vote such Restricted Stock, except that the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of a certificate until the expiration or termination of the restriction period, (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restriction period and (iii) all of the shares of Restricted Stock shall be forfeited by the Participant without further obligation on the part of the Corporation as set forth in
     Section VII(g) hereof. Cash and stock dividends with respect to the Restricted Stock will be withheld by the Corporation for the Participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as may be determined by the Corporation. All cash or stock dividends so withheld by the Corporation shall initially be subject to forfeiture, but shall become non-forfeitable and payable at the same times, and at the same rate, as determined with respect to the lapse of restrictions on Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited shares of Common Stock shall be transferred to the Corporation without further action by the Participant. Upon the expiration or termination of the restriction period, the restrictions imposed on the appropriate Restricted Stock shall lapse and a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law or by any applicable stockholders' agreement, to the Participant. A Participant who files an election with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to restrictions shall promptly furnish the Corporation with a copy of such election together with the amount of any federal, state, local or other taxes that may be required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

               (d)  Performance  Targets.    At  the  time  of each  grant,  the
                    --------------------
     Committee shall establish (subject to the provisions of Section VII(e) hereof) performance targets and/or periods of service to which the vesting of Performance Shares, Performance Units and/or Restricted Stock
     shall  be constituted   as  appropriate.     The  Committee  may   also
     establish a relationship between performance targets and the number of Performance Shares or the number or value of Performance Units which shall be earned. The Committee also shall establish a relationship between performance results other than the targets and the number of Performance Shares or Restricted Stock and the number or value of
     Performance Units,  if any, which shall  be earned.    The Committee
     shall determine the measures of performance to be used in determining the extent to which Performance Shares or Performance Units are earned or to which restrictions on Restricted Stock or units shall lapse. Performance measures and targets may vary among grants, but once established for a grant may not be modified with respect to that grant except as provided in Section X and provided that, with respect to Performance Shares and Performance Units, the Committee may, in its sole discretion, make such adjustments to performance targets, the number of Performance Shares or the number or value of Performance Units which shall be earned, or such other changes as it may deem necessary or advisable in the event of material changes in the criteria used for establishing performance targets which would result in the dilution or enlargement of a Participant's award outside the goals intended by the Committee at the time of the grant of the Plan Award.

               (e)  Performance Measures.  The performance measures utilized to
                    --------------------
     determine the number of Performance Shares, Performance Units or shares of Restricted Stock that become vested under the Plan shall be as determined by the Committee in its sole discretion and may include, but shall not be limited to:

                    (i) Total stockholder return (measured as the sum of Common Stock appreciation and dividends declared) in relation to any nationally recognized stock index.

                    (ii) Return on invested capital in relation to target objectives.

                    (iii) Share earnings/earnings growth in relation to target objectives.

                    (iv) Cash flow/cash flow growth in relation to target objectives.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

               (f)  Dividend or Interest Equivalents.  The Committee may provide
                    --------------------------------
     that amounts equivalent to dividends or interest shall be payable with respect to Performance Shares, Restricted Stock or Performance Units held in the Participant's performance account. Such amounts shall be credited to the performance account, and shall be payable to the Participant in cash or in Common Stock, as set forth under the terms of the Plan Award, at such time as the restrictions on the Restricted Stock are removed or the Performance Shares or Performance Units are earned. The Committee further may provide that amounts equivalent to interest or dividends held in the performance accounts shall be credited to such accounts on a periodic or other basis.

               (g) Termination of Employment. If the Participant (i) voluntarily
                   -------------------------
     ceases to be an employee of the Corporation, or of any Parent or Subsidiary, with the written consent of the Committee, (ii) dies or becomes Disabled, (iii) terminates his employment with the Corporation or with any Parent or Subsidiary due to Retirement or (iv) suffers an involuntary termination of his employment with the Corporation or with any Parent or Subsidiary for reasons other than Good Cause, the Plan Award earned under this Section with respect to any outstanding Performance Shares, Restricted Stock, Performance Units or interest on dividend equivalents shall be determined as otherwise provided herein or in any agreement executed by such Participant hereunder. If the Participant ceases to be an employee of the Corporation or of any Parent or Subsidiary for any other reason, all Plan Awards granted hereunder and subject to restrictions shall be forfeited. In such case, the Corporation shall have the right to complete the blank stock power with respect to Restricted Stock and transfer the same to its treasury.

                                     SECTION VIII
                                 DEFERRAL OF PAYMENTS

               The Committee may, in its sole discretion, establish procedures by which a Participant may elect to defer payment of a Plan Award. The Committee shall determine the terms and conditions of such deferral. Any such deferral shall be subject to the following:

               (a)  Contingent Nature of Allocation.  Every allocation under the
                    -------------------------------
     Plan to a performance account shall be considered "contingent" and unfunded until any forfeiture restrictions under the terms of the Plan Award expire or lapse, until all conditions contained in the Plan Award are satisfied, and until any elective deferral period expires. Such contingent allocations shall be considered bookkeeping entries only, notwithstanding the crediting of deemed "dividends" or "interest." Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participant and the Corporation or the Committee.

               (b)  Participant's Rights to Awards.  Until the Plan Award vests,
                    ------------------------------
     the elective deferral period expires, and any restrictions are lifted, the related amounts held in the Participant's performance account cannot be sold, conveyed, transferred, pledged, hypothecated, or assigned and any attempt to do so by the Participant shall result in the immediate forfeiture of such Plan Award. Until the Plan Award vests and becomes payable, such account balances shall be the property of the Corporation. The Participant's right to such account balances shall be subject to the claims of the general creditors of the Corporation. Receipt of the Plan
     Award is conditioned upon satisfactory compliance with the terms and conditions of the such Award and other requirements of the Plan.

               (c) Election to Defer Payment.  If a Participant desires to defer
                   -------------------------
     the normal receipt of Common Stock or cash due him under a Plan Award, he must make an irrevocable election in a calendar year prior to the calendar year or years in which he is to perform services that will entitle him to the Plan Award. Such election shall be made in accordance with Rule 16b-3 to the extent required and shall provide a fixed date for the termination of the deferral period. The Participant shall not be permitted to receive his Plan Award prior to the end of the elected deferral period, except in the event of: his death, Retirement, Disability or termination of employment with the Corporation or any Parent or Subsidiary.

                                      SECTION IX
                             ADJUSTMENT OF SHARES; MERGER
                         OR CONSOLIDATION OF THE CORPORATION

               (a)  Recapitalization, Etc.  In the event there is any change in
                    ---------------------
     the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, grant of Restricted Stock, Performance Share or Performance Unit award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of
     Section 422 of the Code.

               (b)  Merger or Consolidation of Corporation.  Upon (i) the merger
                    --------------------------------------
     or consolidation of the Corporation with or into another corporation, if the agreement of merger or consolidation does not provide for (1) the continuance of the Options, Stock Appreciation Rights and shares of Restricted Stock granted hereunder or (2) the substitution of new Options, Stock Appreciation Rights or shares of Restricted Stock for Options, Stock Appreciation Rights and shares of Restricted Stock granted hereunder, or for the assumption of such Options, Stock Appreciation Rights and shares of Restricted Stock by the surviving corporation or (ii) the dissolution, liquidation, or sale of substantially all the assets, of the Corporation,
     (1) the holder of any such Option or Stock Appreciation Right theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets to exercise such Option(s) or Stock Appreciation Right(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s) or Stock Appreciation Right(s) and (2) all restrictions regarding transferability and forfeiture on shares of Restricted Stock shall be removed as of the effective date of such merger, consolidation, dissolution, liquidation or sale of assets; provided that any conditions precedent to the exercise of such Options or Stock Appreciation Rights and the transfer of such shares of Restricted Stock, other than the passage of time, have occurred. The Corporation, to the extent practicable, shall give advance notice to affected Optionees and holders of Stock Appreciation Rights or shares of Restricted Stock of such merger, consolidation, dissolution, liquidation or sale of assets. All such Options and Stock Appreciation Rights which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets.

               (c)  Effect of Merger or Consolidation.  As of the effective date
                    ---------------------------------
     of the merger, consolidation, dissolution, liquidation or sale of substantially all of the assets of the Corporation, no Participant shall earn any additional Performance Share or Performance Unit or dividend or interest equivalent under this Plan. Furthermore, if the value of any Performance Share or Performance Unit cannot be determined as of such date because such Plan Award is conditioned upon the future financial performance of the Corporation, such Performance Share or Performance Unit (including any applicable dividend or interest equivalents) shall be canceled. Any Performance Share or Performance Unit payable after the date of the merger, consolidation, dissolution, liquidation or sale of substantially all of the assets of the Corporation shall be paid in cash (unless the appropriate merger or consolidation agreement provides otherwise) as of the date such Performance Share or Performance Unit originally was to have been paid, or as of such earlier date as may be determined by the Corporation or its successor.

                                      SECTION X
                               MISCELLANEOUS PROVISIONS

               (a)  Administrative Procedures.  The Committee may establish any
                    -------------------------
     procedures   determined  by  it  to   be  appropriate  in  discharging  its
     responsibilities under the Plan. Subject to the provisions of Section XIII hereof, all actions and decisions of the Committee shall be final.

               (b)  Assignment or Transfer.  No grant or award of any Incentive
                    ----------------------
     Stock Option or any other "derivative security" (as defined by Rule 16a-l(c) promulgated under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of a Participant Options and other Plan Awards granted hereunder shall be exercisable only by the Participant, and Plan Awards earned hereunder shall be payable only to the Participant. Performance Shares or Restricted Stock or Performance Units may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the restriction period, except as provided in Section VIII(b) hereof.

               (c) Investment Representation. In the case of Plan Awards paid in
                   -------------------------
     shares of Common Stock or other securities, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act to deliver such securities in compliance with the provisions of the Securities Act.

               (d)  Withholding Taxes.  The Corporation shall have the right to
                    -----------------
     deduct from all cash payments hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Stock or other securities hereunder, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any such taxes. Subject to the Rules promulgated under Section 16 of the Exchange Act (to the extent applicable), and to the consent of the Committee, the Participant, may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure as described under
     Section IV(c) hereof.

               (e)  Forfeiture.  In order for a Participant or his legal
                    ----------
     representative to receive payments or benefits under the Plan, a Participant must (i) be an active employee of the Corporation or of any Parent or Subsidiary, (ii) have become Disabled or have terminated his employment with the Corporation or with any Parent or Subsidiary due to Retirement, (iii) have died while in the active employment of the Corporation or of any Parent or Subsidiary, (iv) have voluntarily ceased to be an employee of the Corporation or of any Parent or Subsidiary with the written consent of the Committee or (v) suffered an involuntary termination of employment by the Corporation or any Parent or Subsidiary for other than Good Cause.

               (f)  Costs and Expenses.  The costs and expenses of administering
                    ------------------
     the Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving a Plan Award.

               (g)  Funding of Plan.  Except in the case of awards of Restricted
                    ---------------
     Stock, the Plan shall be unfunded. The Corporation shall not be required to segregate any of its assets to assure the payment of any Plan Award under the Plan. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Plan Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

               (h)  Other Incentive Plans.  The adoption of the Plan does not
                    ---------------------
     preclude the adoption by appropriate means of any other incentive plan for employees.

               (i)  Plurals and Gender.  Where appearing in the Plan, masculine
                    ------------------
     gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

               (j)  Headings.  The headings and sub-headings in this Plan are
                    --------
     inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

               (k)  Severability.  In case any provision of this Plan shall be
                    ------------
     held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

               (l)  Payments Due Missing Persons.  The Corporation shall make a
                    ----------------------------
     reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one (1) year from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Corporation shall send a certified letter to all such persons at their last known addresses advising them that their rights under the Plan shall be suspended. Subject to all applicable state laws, any such suspended amounts shall be held by the Corporation for a period of one
     (1) additional year and thereafter such amounts shall be forfeited and thereafter remain the property of the Corporation.

               (m)  Liability and Indemnification.  (i)  Neither the Corporation
                    -----------------------------
     nor any Parent or Subsidiary shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Parent or Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

                    (ii) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under or their willful breach of the terms of, this Plan, the Corporation, each Parent and Subsidiary and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

               (n)  Incapacity.  If the Committee shall receive evidence
                    ----------
     satisfactory to it that a person entitled to receive payment of any Plan Award is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment of such Plan Award.

               (o)  Cooperation of Parties.  All parties to this Plan and any
                    ----------------------
     person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

               (p)  Governing Law.  All questions pertaining to the validity,
                    -------------
     construction and administration of the Plan shall be determined in accordance with the laws of the State of New York.

               (q)  Nonguarantee of Employment.  Nothing contained in this Plan
                    --------------------------
     shall be construed as a contract of employment between the Corporation (or any Parent or Subsidiary), and any employee or Participant, as a right of any employee or Participant to be continued in the employment of the Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees, with or without cause.

               (r)  Notices.  Each notice relating to this Plan shall be in
                    -------
     writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at 500 Richardson Road South, Hope Hull, Alabama 36043, Attn: Vice President, Finance and Chief Financial Officer. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

               (s)  Written Agreements.  Each Plan Award shall be evidenced by a
                    ------------------
     signed written agreement between the Corporation and the Participant containing the terms and conditions of the award.

                                      SECTION XI
                           AMENDMENT OR TERMINATION OF PLAN

               The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Corporation which may be issued and sold pursuant to Options or other Plan Awards, reduce the minimum exercise price in the case of an Incentive Stock Option, or modify the provisions of the Plan relating to eligibility with respect to Incentive Stock Options unless such amendment is made by or with the approval of the stockholders (such approval being granted within 12 months of the effective date of such amendment). The Board of Directors of the Corporation shall be authorized to amend the Plan and the Options granted thereunder (i) to maintain qualification as "incentive stock options" within the meaning of Section 422 of the Code, if applicable or (ii) to comply with Rule 16b-3 (or any successor rule) promulgated under the Exchange Act. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any Plan Awards previously granted under the Plan, without the consent of the holder thereof.

                                     SECTION XII
                                     TERM OF PLAN

               The Plan shall remain in effect until the earlier of April 11, 2005, or the tenth anniversary of the date the Plan was adopted by the Board of Directors of the Corporation, unless sooner terminated by such Board of Directors. No Plan Awards may be granted under the Plan subsequent to the termination of the Plan.

                                     SECTION XIII
                                  CLAIMS PROCEDURES

               (a) Denial. If any Participant, former Participant or beneficiary
                   ------
     is denied any vested benefit to which he is, or reasonably believes he is, entitled under this Plan, either in total or in an amount less than the full vested benefit to which he would normally be entitled, the Committee shall advise such person in writing the specific reasons for the denial. The Committee shall also furnish such person at the time with a written notice containing (i) a specific reference to pertinent Plan provisions,
     (ii) a description of any additional material or information necessary for such person to perfect his claim, if possible, and an explanation of why such material or information is needed and (iii) an explanation of the Plan's claim review procedure.

               (b) Written Request for Review. Within 60 days of receipt of the
                   --------------------------
     information stated in subsection (a) above, such person shall, if he desires further review, file a written request for reconsideration with the Committee.

               (c)  Review of Document.  So long as such person's request for
                    ------------------
     review is pending (including the 60 day period in subsection (b) above), such person or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

               (d)  Committee's Final and Binding Decision.  A final and binding
                    --------------------------------------
     decision shall be made by the Committee within 60 days of the filing by such person of this request for reconsideration; provided, however, that if
                                                      --------  -------
     the Committee, in its discretion, feels that a hearing with such person or his representative is necessary or desirable, this period shall be extended for an additional 60 days.

               (e)  Transmittal of Decision.  The Committee's decision shall be
                    -----------------------
     conveyed to such person in writing and shall include specific reasons for the decision, be written in a manner calculated to be understood by such person, and set forth the specific references to the pertinent Plan provisions on which the decision is based.

               (f) Limitation on Claims. Notwithstanding any provisions of this
                   --------------------
     Plan to the contrary, no Participant (nor the estate or other beneficiary of a Participant) shall be entitled to assert a claim against the Corporation (or against any Parent or Subsidiary) more than three years after the date the Participant (or his estate or other beneficiary) initially is entitled to receive benefits hereunder.